Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2016 with respect to the audited consolidated financial statements of Opexa Therapeutics, Inc. for the year ended December 31, 2015.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
August 11, 2016